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                                                                   Exhibit 10.02




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                                    AGREEMENT

         THIS AGREEMENT is made as of the 9th day of April, 1997 by and among TradeWave Corporation, a Florida corporation (the "Buyer"), TradeWave Corporation, a Delaware corporation ("Seller"), and SunRiver Corporation, a Delaware corporation ("SunRiver, and each of Seller and SunRiver Corporation a "Covenantor" and collectively the "Coventors").

         By an Agreement dated April 9, 1997 (the "Purchase Agreement"), the Buyer agreed to purchase from Seller all those assets, properties, privileges, rights, interests, business and goodwill owned by Seller or in which Seller has an interest (except the Excluded Assets, as such term in defined in the Purchase Agreement) that are used or held for use in connection with the operation of the business of developing, marketing, licensing and supporting a suite of software products and related services (the "BUSINESS") with such transaction being closed on April 9, 1997 (the "Closing Date"). SunRiver executed a separate letter agreement with Buyer on April 9, 1997 relating to the Purchase Agreement.

         It is understood that such purchase includes the purchase of the goodwill of the Business. Buyer would be irreparably injured if any Covenantor were to disclose any of the confidential information concerning the business and operations of the Business which Covenantor has or may acquire or if any Covenantor were to enter into any business competition with the Business. The obligations of Buyer under the Purchase Agreement are expressly subject to certain covenants and conditions set forth therein, including the execution and delivery of this Agreement by Covenantors and Buyer.

         Therefore, In consideration of all the terms and conditions contained herein and in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       NONCOMPETITION.

         Each Covenantor covenants and agrees that it will not, for a period of three years after the Closing Date, without the Buyer's prior written consent, directly or indirectly, engage in any business, enterprise or employment, whether as owner, operator, shareholder, director, partner, creditor, consultant, agent or any capacity whatsoever that manufactures products designed to compete directly with the Business purchased by Buyer, or similar business conducted by Buyer's parent company or any of Buyer's affiliated companies (the Buyer, its parent company and affiliated companies are hereafter referred to as the "Affiliated Companies") or markets such products anywhere in the world where the Affiliated Companies (i) are engaged in business or (ii) have evidenced an intention of engaging in business. Buyer acknowledges and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Affiliated Companies' business. Notwithstanding the foregoing provisions of this Section 1, either Covenantor may





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invest in a company that would be deemed to be a competitor as described in the previous sentence ("Competitor"), so long as the Covenantor would not be deemed an "affiliate" of the Competitor as defined by the Securities Act of 1933, as amended, or the rules promulgated thereunder.

2.       CONFIDENTIALITY

Each Covenantor hereby agrees to hold in strict confidence all secret or confidential information (other than such information as is publicly available from a source other than such Covenantor or its officers and director, if applicable) relating to the Business and not, without the prior written consent of Buyer, to disclose such information to anyone other than (i) disclosure to Buyer and those designated by Buyer, and (ii) any disclosure which is required by law.

3.       NONSOLICITATION

         Each Covenentor agrees that it will not, for a period of three years from the date hereof, directly or indirectly, for itself or for any other person or entity (i) cause any employee of Buyer to breach such employee's fiduciary duties to or business relationship with Buyer, (ii) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Seller or the Business or the Buyer unless such employee or former employee has not been employed by Seller or an Affiliated Company for a period in excess of six months or (iii) call on or solicit any of the actual or targeted prospective Customers (as hereafter defined) of the Business or an Affiliated Company with respect to any matters related to or competitive with the Business or the Buyer. For the purposes of this subsection, the term "Customer" shall mean any individual or entity to whom Seller, within one year prior to the Closing Date, has provided products or services in any way related to the Business.

4.       ENFORCEABILITY

         a) Each Covenantor agrees and warrants that the covenants contained herein are reasonable, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiation between the parties hereto.

         b) Each Covenantor acknowledges that in the event of any violation of the covenants contained in Section 1, 2, or 3 hereof, Buyer's damages will be difficult to ascertain and Buyer's remedy at law will be inadequate. Accordingly, each Covenantor agrees that, in addition to such remedies as Buyer may have at law, Buyer shall be entitled to specific performance of such covenants and to an injunction, without the posting of a bond, to prevent any continuing violation thereof.


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         c)       If any provision of or covenant contained in this Agreement is hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any provision of or covenant contained in this Agreement is held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of such provision or covenant in any other jurisdiction.

5.       BINDING AGREEMENT.

         This Agreement shall be binding upon, and inure to the benefit of Covenantors and the Buyer and their respective heirs and permitted successors and assigns.

6.       CONSOLIDATION, MERGER, OR SALE OF ASSETS

Nothing in this Agreement shall preclude Buyer from consolidating or merging into or with, or transferring all or substantially all of its assets or the assets associated with the Business to another corporation or other entity which assumes this Agreement and all obligations and undertakings of Buyer hereunder. In addition, nothing shall preclude Buyer from changing its name at any time after the date hereof. Upon such a consolidation, merger, transfer of assets and assumption, or name change, the term the "Buyer" as used herein, shall mean such corporation or other business entity, and this Agreement shall continue in full force and effect.

7.       WAIVER OF COMPLIANCE; CONSENTS

Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.


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8.       MISCELLANEOUS TERMS AND COVENANTS

         a) Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         b) Gender. This agreement uses pronouns in the neuter gender to refer to all parties. It is understood that one or more parties to this Agreement are individuals, and the neuter shall be deemed also to serve as a masculine or feminine pronoun, as appropriate.

         c) Governing law. This agreement shall be governed by the laws of the State of Florida, excluding its choice of law rules.

         d) Third Party Beneficiary. The Affiliated Companies shall be deemed to be third party beneficiaries of this agreement, entitled to enforce the provisions hereof against the Covenantors.

         e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when (i) delivered by hand; (ii) acknowledgment of receipt is sent by the party to whom a facsimile transmission was sent or (iii) on the third business day after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    If to Seller:
                    TradeWave Corporation

                             c/o Sun River Corporation
                             9430 Research Boulevard
                             Echelon IV, Suite 200
                             Austin, Texas 79759-6543

                    Attention: Wayne Schroeder


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                    Copies to:
                    Byron L. Willeford, Esq.
                    Chamberlain, Hrdlicka, White, Williams & Martin 1200 Smith St., Suite 1400
                    Houston, TX 77002


                    If to SunRiver Corporation
                           Sun River Corporation
                           9430 Research Boulevard
                           Echelon IV, Suite 200
                           Austin, Texas 79759-6543

                    If to Buyer:
                    TradeWave Corporation
                    CyberGuard Corporation
                    West Cypress Creek Road
                    Fort Lauderdale, Florida 33309

         The parties have caused this Agreement to be executed and delivered as of the date first above written.

                              TRADEWAVE CORPORATION, a Florida corporation

                              /s/ Robert L. Carberry
                              By: Robert L. Carberry


                              TRADEWAVE CORPORATION, a Delaware corporation

                              /s/ Wayne Schroeder
                              By: Wayne Schroeder


                              SUNRIVER CORPORATION

                              /s/ Wayne Schroeder
                              By: Wayne Schroeder


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